SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report: November 24, 1997



                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)


VIRGINIA                   333-10635                  54-1816010
 (State of                 (Commission                (IRS Employer
incorporation)             File Number)               Identification No.)


306 EAST MAIN STREET
RICHMOND, VIRGINIA                                              23219
(Address of principal                                          (Zip Code)
 executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index



Item 2.       Acquisition or Disposition of Assets

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

         a.   Independent Auditors' Report
              (Copper Crossing Apartments)*

              Historical Statement of Income and
              Direct Operating Expenses
              (Copper Crossing Apartments)*

              Note to Historical Statement of
              Income and Direct Operating
              Expenses (Copper Crossing Apartments)*

         b. Pro Forma Statement of Operations for the Nine Months ended September 30, 1997 (unaudited)*

              Pro Forma Balance Sheet as of
              September 30, 1997 (unaudited)*

              Pro Forma Statement of Operations
              for the Year ended December 31, 1996
              (unaudited)*

         c.   Exhibits

              10.1     Purchase Contract for Copper Crossing Apartments

              10.2     Property Management Agreement for Copper Crossing
                       Apartments

              23.1     Consent of Independent Auditors*

-----------------------
* To be filed by amendment.

         Item 2.  Acquisition or Disposition of Assets


         On November 24, 1997, Apple Residential Income Trust, Inc. (the "Company") purchased the Copper Crossing Apartments located at 5644 Riverwalk Drive in Fort Worth, Texas (The "Property").

         The Property comprises 200 apartment units. The purchase price for the Property was $4,750,000. The seller was Copper Crossing Investors, Ltd., a Texas limited partnership which is not affiliated with the Company, Apple Residential Advisors, Inc. or their Affiliates. The entire purchase price was paid using proceeds from the sale of shares. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is located off of Bryant-Irvin in Fort Worth, Texas, in Tarrant County, which is part of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." The following information is based in part upon information provided by the Dallas Chamber of Commerce.

         The Dallas/Fort Worth Metroplex is in the north-central part of Texas and is composed of nine counties. The 1996 population of The Metroplex was approximately 4,400,000. Dallas is the second largest city in the state, behind Houston.

         The economy of the Dallas/Fort Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J.C. Penney, NationsBank and Vought Aircraft Company.

         The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,800 acres of land between the two cities. It is the largest commercial airport in the United States in terms of land area, and is the fourth busiest airport in the world, with 1,700 daily arrivals and departures.

         The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35,45, 20 and 30. Two outer loops, Interstate 635 in Dallas and Interstate 820 in Fort Worth, surround the respective cities.

         The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.

         The immediate area surrounding the Property consists of other multi-family, single-family, commercial and retail development. The Property is located near restaurants, businesses, schools, and churches, and is readily accessible from Interstate 20, Highway 183 and Interstate 820, which are the major highways in the area.

         The Property is close to Hulen Mall, a major regional mall. This regional mall has spurred significant construction and corresponding retail growth in the Hulen Mall/Benbrook area. The Property is an approximately 30-minute drive from the Dallas/Fort Worth International Airport, an approximately 15-minutes drive from the Fort Worth central business district and an approximately 30-minute drive from the Dallas central business district.

         Description of the Property. The Property consists of 200 garden-style apartment units in 13 two-story buildings on approximately 6.9 acres of land. The Property was constructed in 1981.

         The Property offers four different unit types. The unit mix and rents currently being charged new tenants as of November, 1997 are as follows:


                                                Approximate
                                                Interior
Quantity                 Type                Square Footage       Monthly Rental


    56      One bedroom/one bathroom               563                   $385
    40      One bedroom/one bathroom               663                    410
    32      One bedroom/one bathroom               745                    450
    72      Two bedrooms/two bathrooms             915                    540


         The apartments provide a total of approximately 148,000 square feet of net rental area.


         The Company believes that the Property has generally been well maintained and is in good condition. According to the seller, in the past two years the seller spent over $400,000 in capital improvements to the exterior of the Property, including new roofs, exterior rehabilitation, and repair and replacement of awnings.

         The Company has budgeted approximately $100,000 for additional capital improvements to the Property. These improvements will include clubhouse renovations and upgrading the landscaping at the Property. In addition, at the time that the Company acquired the Property there were 12 apartment units which had been damaged by fire. These damaged apartment units are currently being repaired and are all expected to be available for occupancy by April 1998. All costs of the repair are being funded with the proceeds of Property casualty insurance.

         Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have both increased and decreased. As an example, a one-bedroom, one- bathroom apartment unit (563 square feet) rented for $289 in 1992, $300 in 1993, $299 in 1994, $315 in 1995, and $345 in
1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995, 1996, was $5.53, $5.74, $5.72, $6.03, and $6.60,
respectively.

         The buildings are wood-frame construction with a combination of brick veneer masonite hardboard on reinforced concrete slab foundations. Roofs are sloped fiberglass shingled on plywood.

         The Property has an outdoor swimming pool with a large deck, a fitness center, a laundry facility, a sand volleyball court and picnic areas. There is also a clubhouse which includes an entertainment area and a leasing office. There is ample paved parking for the tenants.

         All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment unit has a woodburning fireplace, a screened porch or balcony, ceiling fans, mini blinds and vertical blinds. The largest one-bedroom units and the two-bedroom units include full-sized washer/dryer connections. The owner of the Property pays for cold water, gas usage for hot water, sewer service and trash removal. Tenants pay for their own electricity service, which includes cooking, lighting, heating and air conditioning.

         There are at least five apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in the nearby competing properties now averages approximately 94%.

         According to information provided by the Seller, physical occupancy at the Property averaged approximately 85% in 1992, 87% in 1993, 96% in 1994, 95% in 1995, 94% in 1996, and 93% during the first six months of 1997. As of November 24, 1997, the Property was 91 % occupied, counting as vacant the 12 units recently damaged by fire. Of the 188 units available for rental, 182, or 96% of 188, were rented as of November 24, 1997. The tenants are a mix of white-collar workers, blue-collar workers, students and retired persons.

         The following table sets forth the 1996 real estate tax information of the Property:

                       Assessed
Jurisdiction             Value               Rate              Tax
------------             -----               ----              ---

County of Tarrant        $3,300,000       $2.01160           $66,382.67
City of Benbrook          3,300,000        0.78500            25,905.00
          Total                                              $92,287.67


         The basis of the depreciable residential real property portion of the Property (currently estimated at about $2,698,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered  in  Assessing the Property.    The factors
considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Dallas/Fort Worth area generally and the specific area in which the Property is located were perceived as being characterized by a diverse, stable and steadily growing economy. Accordingly, it was believed that such economy and its anticipated growth and development would support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Advisor believes that the Property has been well maintained and is generally in good condition, although the Advisor believes that the planned repairs and improvements will allow an increase in rents at the Property.

         3. The Property is strategically located in the "Hulen Mall/Benbrook area," which is one of the most commercially active areas in the Metroplex.

         Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Income Trust, Inc., a property acquisition fee equal to 2% of the purchase price of the Property, or $95,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                                   ITEM 7.a.*




----------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*




----------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Apple Residential Income Trust, Inc.


Date: December 8, 1997                                  By: /s/ Glade M. Knight
                                                            --------------------
                                                            Glade M. Knight
                                                            President
                                                            of Apple Residential
                                                            Income Trust, Inc.

                                  EXHIBIT INDEX

                      Apple Residential Income Trust, Inc.
                        Form 8-K dated November 24, 1997


Exhibit Number         Exhibit                                       Page Number
--------------         -------                                       -----------

         10.1          Purchase Contract for Copper Crossing
                       Apartments

         10.2          Property Management Agreement
                       for Copper Crossing Apartments

         23.1          Consent of Independent Auditors*




* To be filed by amendment.












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